EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50900, 33-96066, 33-96172, 333-5932, 333-68700
and 333-107537) of our report dated June 25, 2002 relating to the financial statements of Orthofix International N.V. which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated June 25, 2002 relating to the financial statement schedule, which also appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS

London, England
March 10, 2004